UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 19, 2010

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

On November 18, 2010, Arch Reinsurance Ltd. (“ARL”), a subsidiary of Arch Capital Group Ltd. (“ACGL”), as obligor, signed a Letter of Credit and Reimbursement Agreement (the “Agreement”) with ING Bank N.V., London Branch, as agent (“ING Bank”), ING Bank and Lloyds TSB Bank plc (“Lloyds TSB”), as original lenders (the “Lenders”), and ING Bank and Lloyds TSB, as mandated lead arrangers.  The Agreement is attached hereto as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

The Agreement provides for the issuance of letters of credit in an aggregate amount up to £50,000,000.  The Agreement is a secured letter of credit facility, with fees payable to the Lenders based on outstanding commitments under the facility.  The Agreement provides that ARL may request that the Lenders issue or renew letters of credit in U.S. Dollars or Pounds Sterling with an expiration date of up to four years from the date of issue during the period starting from the effective date in the Agreement and ending December 31, 2010.

The Agreement contains customary covenants which limit our ability to dispose of material assets, incur liens or indebtedness under certain circumstances.  Most of these restrictions are subject to certain minimum thresholds and exceptions.  The Agreement also contains certain affirmative covenants which provide, among other things, that ARL maintain certain financial strength ratings.  In addition, the Agreement provides that the obligations of ARL may be accelerated upon the occurrence and continuation of certain events of default.  Such events include (subject to certain materiality thresholds and grace periods) payment defaults, covenant defaults, failure by ACGL to maintain minimum levels of net worth and maximum leverage ratios, material inaccuracy of representations and warranties, bankruptcy and involuntary proceedings, cross-defaults under other agreements and other customary defaults.

Each of the Lenders is also a lender under a separate credit agreement, dated as of August 30, 2006 (the “Credit Agreement”), as amended by the First Amendment to the Credit Agreement, dated as of October 1, 2007 (“First Amendment”), and the Second Amendment to the Credit Agreement, dated as of June 26, 2009 (“Second Amendment”), by and among ACGL, various subsidiaries of ACGL designated as borrowers and the other lenders named therein.  The Credit Agreement was filed with the Securities and Exchange Commission (“SEC”) as an exhibit to ACGL’s Current Report on Form 8-K on August 31, 2006, the First Amendment was filed as an exhibit to ACGL’s Current Report on Form 8-K filed with the SEC on October 2, 2007 and the Second Amendment was filed as an exhibit to ACGL’s Current Report on Form 8-K filed with the SEC on June 29, 2009.

ITEM 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report is incorporated by reference.

ITEM 9.01             Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1

Letter of Credit and Reimbursement Agreement, dated as of November 18, 2010, by and among Arch Reinsurance Ltd., as obligor, ING Bank N.V., London Branch, as agent, ING Bank N.V., London Branch and Lloyds TSB Bank plc, as original lenders, and ING Bank N.V., London Branch and Lloyds TSB Bank plc, as mandated lead arrangers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: November 19, 2010	By:	/s/ John C.R. Hele
		Name:	John C.R. Hele
		Title:	Executive Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1

Letter of Credit and Reimbursement Agreement, dated as of November 18, 2010, by and among Arch Reinsurance Ltd., as obligor, ING Bank N.V., London Branch, as agent, ING Bank N.V., London Branch and Lloyds TSB Bank plc, as original lenders, and ING Bank N.V., London Branch and Lloyds TSB Bank plc, as mandated lead arrangers